UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MAC-GRAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-3361982
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

404 Wyman Street, Suite 404 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.¨ ☐

Securities Act registration statement file number to which this form relates:  Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Mac-Gray Corporation (the “Registrant”) hereby amends its registration statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2009 (the “Registration Statement”), as amended by Amendment No. 1 to the Registration Statement on Form 8-A/A, filed with the SEC on June 18, 2009 as follows:

Item 1. Description of Registrant’s Securities to be Registered

On April 8, 2013, Mac-Gray Corporation (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Rights Agent”) entered into an Amendment and Termination of Shareholder Rights Agreement (the “Amendment”) with respect to the Shareholder Rights Agreement dated as of June 8, 2009 by and between the Company and the Rights Agent (the “Rights Agreement”).

The Amendment changes the definition of “Final Expiration Date” in the Rights Agreement from June 15, 2019 to April 8, 2013, such that, as of 5:00 p.m. Eastern time on April 8, 2013, the rights to purchase Series A Junior Participating Cumulative Preferred Stock (the “Series A Preferred Stock”) issued pursuant to the Rights Agreement (the “Rights”) expired and are no longer outstanding and the Rights Agreement terminated. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is set forth as Exhibit 4.4 to this Form 8-A/A and incorporated herein by reference.

After the expiration of the Rights and termination of the Rights Agreement, on April 8, 2013, the Company filed with the Delaware Secretary of State a Certificate of Elimination of the Series A Preferred Stock (the “Certificate of Elimination”), which returned the shares that were designated as Series A Preferred Stock to the status of authorized but unissued shares of the preferred stock of the Company, without designation as to series or rights, preferences, privileges or limitations. The foregoing summary of the Certificate of Elimination is qualified in its entirety by reference to the full text of the Certificate of Elimination, which is set forth as Exhibit 4.2 to this Form 8-A/A and incorporated herein by reference.

Item 2. Exhibits

Exhibit	Description

4.1*

Amended and Restated Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Mac-Gray Corporation classifying and designating the Series A Junior Participating Cumulative Preferred Stock

4.2+	Certificate of Elimination of the Series A Junior Participating Cumulative Preferred Stock

4.3**	Shareholder Rights Agreement between Mac-Gray Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of June 8, 2009

4.4+	Amendment and Termination of Shareholder Rights Agreement between Mac-Gray Corporation and American Stock Transfer & Trust Company, dated as of April 8, 2013

*	Previously filed as an exhibit to the Registrant’s Form 8-A/A filed with the SEC on June 18, 2009, and incorporated herein by reference.

**	Previously filed as an exhibit to the Registrant’s Form 8-A filed with the SEC on June 10, 2009, and incorporated herein by reference.

+	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on April 8, 2013, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MAC-GRAY CORPORATION

Date: April 8, 2013	By:	/s/ Stewart MacDonald, Jr.
	Name:	Stewart MacDonald, Jr.
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Description

4.1*

Amended and Restated Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Mac-Gray Corporation classifying and designating the Series A Junior Participating Cumulative Preferred Stock

4.2+	Certificate of Elimination of the Series A Junior Participating Cumulative Preferred Stock

4.3**	Shareholder Rights Agreement between Mac-Gray Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of June 8, 2009

4.4+	Amendment and Termination of Shareholder Rights Agreement between Mac-Gray Corporation and American Stock Transfer & Trust Company, dated as of April 8, 2013

*	Previously filed as an exhibit to the Registrant’s Form 8-A/A filed with the SEC on June 18, 2009, and incorporated herein by reference.

**	Previously filed as an exhibit to the Registrant’s Form 8-A filed with the SEC on June 10, 2009, and incorporated herein by reference.

+	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on April 8, 2013, and incorporated herein by reference.